Exhibit 99.1

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

CIVIL MINUTES—GENERAL

Case No.	SACV 12-00976 JGB (JPRx)	Date	January 13, 2014

Title	Local.com Corp. v. Fry’s Electronics, Inc.

Present: The Honorable		JESUS G. BERNAL, UNITED STATES DISTRICT JUDGE

MAYNOR GALVEZ	Not Reported
Deputy Clerk	Court Reporter

Attorney(s) Present for Plaintiff(s):	Attorney(s) Present for Defendant(s):

None Present	None Present

Proceedings:     Order re: Claim Construction (Doc. Nos. 58, 59) (IN CHAMBERS)

On September 5, 2013, the Court held a Markman hearing regarding the construction of two disputed claims in one patent owned by Plaintiff Local.com. Having considered the arguments of counsel and the papers submitted, the Court construes the disputed claims as follows.

I. BACKGROUND

Plaintiff Local.com (“Plaintiff” or “Local”) filed a Complaint for patent infringement on June 18, 2012. (Compl., Doc. No. 1.) It alleges that Local owns U.S. Patent No. 7,062,453 (“453 Patent”) entitled “Methods and Systems for a Dynamic Networked Commerce Architecture,” which teaches a cascading menu technology that allows online consumers to access products or services. (Compl. ¶¶ 6-7.) Local claims that Defendant Fry’s Electronics, Inc. (“Defendant” or “Fry’s”) infringed on the 453 Patent by operating a website at www.frys.com which practiced the claimed cascading menu technology. (Compl. ¶ 13.) Fry’s answered on August 8, 2012 and pled two counterclaims for a declaratory judgment of non-infringement of the 453 Patent and a declaratory judgment of invalidity of the 453 Patent. (Counterclaim, Doc. No. 6.)

On April 1, 2013, the Court granted the parties’ stipulation for Fry’s to file a motion for summary judgment on or before April 19, 2013. (Doc. No. 29.) Fry’s never filed such a motion. Instead, the case came on for a final pretrial conference on June 10, 2013, which the Court

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converted into a status conference pursuant to the parties’ request. (Doc. No. 52.) The parties agreed that it was necessary for the Court to construe key claim terms in order to resolve potentially dispositive issues. (Doc. No. 47 at 1.) At the status conference, the Court agreed to vacate the July 2, 2013 trial date in order to hold a claim construction hearing. (Doc. No. 56.) The Court specifically noted that it would use a “regular motion, 28-day briefing schedule with an initial filing, an opposition, and a reply.” (Transcript of June 10, 2013 Status Conference) (emphasis added). The minutes of the status conference reinforced that “counsel shall follow Local Rule 6-1, 7-9, and 7-10[    ] when filing their briefing papers.” (Doc. No. 56.)

Contrary to the Court’s orders, the parties filed cross claim construction briefs with both parties filing opening, opposition, and reply papers. This is the first of many procedural and substantive failings in the parties’ filings. The parties also failed to exchange proposed definitions of the disputed claims prior to filing their opening briefs. (See Declaration of John Schaffer (“Schaffer Decl.”), Doc. No. 58-1, Exh. D; Opp’n Declaration of H.G. Robert Fong, Doc. No. 62-1, Exh. 7.) Not only does this violate Local Rule 7-3, it also makes many of the parties’ arguments irrelevant and incomprehensible. Finally, the Court makes note of numerous careless errors, misstatements, and missing or incorrect citations throughout Fry’s papers. In addition to typographical and substantive mistakes, Fry’s admits that it copied several excerpts of its papers from other briefs and it “fail[ed] to edit [    ] language out” regarding inapplicable matters. (Fry’s Reply to Local’s Opposition at 4 n.1, Doc. No. 66.) The parties’ disregard of the Local Rules, the Court’s orders, and courtesies is unacceptable.

Local and Fry’s filed their opening claim construction briefs on July 31, 2013. (“Fry’s Brief,” Doc. No. 59; “Local Brief,” Doc. No. 58.) The parties opposed on August 7, 2013. (“Fry’s Opp’n,” Doc. No. 62; “Local Opp’n,” Doc. No. 61.) Replies in support of the parties’ positions were filed on August 14, 2013. (“Fry’s Reply,” Doc. No. 66; “Local Reply,” Doc. No. 65.) A Markman hearing was held on September 5, 2013.

II. LEGAL STANDARD 1

Claim construction is a matter of law. Markman v. Westview Instr., Inc., 517 U.S. 370, 372 (1996). Terms contained in claims are “generally given their ordinary and customary meaning.” Phillips v. AWH Corp., 415 F.3d 1303, 1312 (Fed. Cir. 2005). “[T]he ordinary and customary meaning of a claim term is the meaning that the term would have to a person of ordinary skill in the art in question at the time of the invention.” Id. at 1312. In determining the proper construction of a claim, a court begins with the intrinsic evidence of record, consisting of the claim language, the patent specification, and, if in evidence, the prosecution history. Id. at 1313; see also Vitronics Corp. v. Conceptronic, Inc., 90 F.3d 1576, 1582 (Fed. Cir. 1996). “The appropriate starting point . . . is always with the language of the asserted claim itself.” Comark Communications, Inc. v. Harris Corp., 156 F.3d 1182, 1186 (Fed. Cir. 1998); see also Abtox, Inc. v. Exitron Corp., 122 F.3d 1019, 1023 (Fed. Cir. 1997).

[1]	Unless otherwise noted, all mentions of “Rule” refer to the Federal Rules of Civil Procedure.

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Accordingly, although claims speak to those skilled in the art, claim terms are construed in light of their ordinary and accustomed meaning, unless examination of the specification, prosecution history, and other claims indicates that the inventor intended otherwise. See Electro Medical Systems, S.A. v. Cooper Life Sciences, Inc., 34 F.3d 1048, 1053 (Fed. Cir. 1994). The written description can provide guidance as to the meaning of the claims, thereby dictating the manner in which the claims are to be construed, even if the guidance is not provided in explicit definitional format. SciMed Life Systems, Inc. v. Advanced Cardiovascular Systems, Inc., 242 F.3d 1337, 1344 (Fed. Cir. 2001). In other words, the specification may define claim terms “by implication” such that the meaning may be “found in or ascertained by a reading of the patent documents.” Vitronics, 90 F.3d at 1584 n. 6.

In addition, the claims must be read in view of the specification. Markman, 52 F.3d at 978. Although claims are interpreted in light of the specification, this “does not mean that everything expressed in the specification must be read into all the claims.” Raytheon Co. v. Roper Corp., 724 F.2d 951, 957 (Fed. Cir. 1983). For instance, limitations from a preferred embodiment described in the specification generally should not be read into the claim language. See Comark, 156 F.3d at 1187. However, it is a fundamental rule that “claims must be construed so as to be consistent with the specification.” Phillips, 415 F.3d at 1316. Therefore, if the specification reveals an intentional disclaimer or disavowal of claim scope, the claims must be read consistently with that limitation. Id.

Finally, the Court may consider the prosecution history of the patent, if in evidence. Markman, 52 F.3d at 980. The prosecution history limits the interpretation of claim terms so as to exclude any interpretation that was disclaimed during prosecution. See Southwall Technologies, Inc. v. Cardinal IG Co., 54 F.3d 1570, 1576 (Fed. Cir. 1995). A patent’s prosecution history “consists of the complete record of the proceedings before the PTO and includes the prior art cited during the examination of the patent.” Phillips, 415 F.3d at 1317. Like the specification, it “provides evidence of how the PTO and inventor understood the patent” and “was created by the patentee in attempting to explain and obtain the patent.” Id. At the same time, a patent’s prosecution history “represents an ongoing negotiation between the PTO and the applicant, rather than the final product of that negotiation,” and as a result it is less useful than the specification for claims construction purposes. Id.

In most situations, analysis of this intrinsic evidence alone will resolve claim construction disputes. See Vitronics, 90 F.3d at 1583. Courts should not rely on extrinsic evidence in claim construction to contradict the meaning of claims discernible from examination of the claims, the written description, and the prosecution history. See Pitney Bowes, Inc. v. Hewlett–Packard Co., 182 F.3d 1298, 1308 (Fed. Cir. 1999) (citing Vitronics, 90 F.3d at 1583). However, it is entirely appropriate “for a court to consult trustworthy extrinsic evidence to ensure that the claim construction it is tending to from the patent file is not inconsistent with clearly expressed, plainly apposite, and widely held understandings in the pertinent technical field.” Id. Extrinsic evidence “consists of all evidence external to the patent and prosecution history, including expert and inventor testimony, dictionaries, and learned treatises.” Phillips, 415 F.3d at 1317. All extrinsic evidence should be evaluated in light of the intrinsic evidence. Id. at 1319.

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III. DISCUSSION

A. The Claims

A provisional application for the cascading menu technology at issue was submitted to the United States Patent and Trademark Office (“USPTO”) on August 31, 2009. (“453 Patent” 1:7-10, 2 Schaffer Decl., Exh. A.) The USPTO issued the 453 Patent seven years later on June 13, 2006 which included 15 claims. (Id. at 2.) In sum, the 453 Patent relates to the systems and methods used to create a cascading menu system generated from a text file, which provides categories and sub-categories of products or services based on the user’s selection and generates search results of corresponding items. (Id. 1:34-2:1.)

In this action, Local claims that Fry’s infringed Claims 1 and 9 of the 453 Patent. (See Local Brief at 3.) Claim 1 describes:

“A method of providing access to information relating to a plurality of products using a cascading commerce menu, comprising:

providing a first level menu listing a first set of product categories;

detecting a position of a cursor over a first product category listed in said first set of product categories;

providing a cascading second level menu listing a first set of product subcategories related to said first product category in response to said detection of said cursor position; and

automatically generating a search string based on said first product category and said first product subcategory.”

(453 Patent 13:46-59.) Claim 9 claims:

“A method of providing access to information relating to a plurality of products using a cascading commerce menu, comprising:

providing a first level menu including a set of high-level product categories; detecting a customer selection of a high-level product category from said set of high-level product categories;

providing a cascading second level menu including a set of relatively narrower product categories related to said high-level product category in response to said customer selection;

detecting a customer selection of a relatively narrower product category from said set of relatively narrower product categories;

automatically generating a search request based at least in part on said customer selection of said relatively narrower product category; and

[2]	Where feasible, the Court cites to sections of the patent by column and line numbers.

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providing the customer with information on products related to said selected relatively narrower product category at least partly in response to said search request.”

(453 Patent 14:50-15:4.) Fry’s contends that the Court must define the following terms as used in Claims 1 and 9: “providing,” “detecting,” “providing,” “automatically generating,” “search results,” “search string,” “cascading menu,” and “customer.” (Fry’s Brief at 14-15.) Local contends that these terms can be readily understood by the trier of fact and therefore the Court need not construe them. (Local Brief at 3.) However, for the first time in opposition, Local provides the Court with alternative definitions for the disputed terms. (Local Brief at 6-14.)

B. Construction

1. Providing . . . detecting . . . providing

Disputed Term	Fry’s Proposed Construction	Local’s Proposed Construction	Court’s Construction
“providing [a first level menu]” (453 Patent 13:49, 14:53)	“[A] specific act intended to lead to creating (or building) a first level menu from a downloaded text file.” (Fry’s Brief at 14.)	“Supplying, via a programming language such as javascript, a user with a menu listing product categories.” (Local Opp’n at 6.)	“Supplying, via the interaction of the programming language, commerce menu server, and/or client computer . . .”

“detecting [a position of a cursor over a first product category]” (453 Patent 13:51-52) or “detecting [a customer selection of a high-level product category]” (453 Patent 14:54-55)	“[T]he commerce menu server detects.” (Fry’s Brief at 14.)	“Ascertaining, through interface with a programming language such as javascript, a user’s selection of a product category.” (Local Opp’n at 7.)	“Ascertaining, through interface with a programming language, commerce menu server, and/or client computer . . .”

“providing [a cascading second level menu]” (453 Patent 13:53, 14:57.)

“[A] separate specific

act from providing

step 1, after the

commerce menu

server detects ‘a

position of a cursor

over a first product

category listed in said

first set of product

categories;’ intended

to lead to the creating

(or building) of a

cascading second

level menu.” (Fry’s

Brief at 14.)

		“Supplying, via a programming language such as javascript, a user with the results of their search selection.” (Local Opp’n at 7.)	“Supplying through the interaction of the programming language, commerce menu server, and/or client computer . . .”

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The dispute over these terms concerns one primary issue, namely, what component performs the acts of providing and detecting? The Court finds that contrary to Local’s assertion this issue regarding the scope of the claim terms must be decided by the Court. See United States Surgical Corp. v. Ethicon, Inc., 103 F.3d 1554, 1568 (Fed. Cir. 1997) (“Claim construction is a matter of resolution of disputed meanings and technical scope, to clarify and when necessary to explain what the patentee covered by the claims, for use in the determination of infringement.”).

Before addressing the question presented, the Court addresses Fry’s frivolous argument regarding indefiniteness. The purpose of the definiteness requirement in patents is “to ensure that the claims delineate the scope of the invention using language that adequately notifies the public of the patentee’s right to exclude.” Datamize, LLC v. Plumtree Software, Inc., 417 F.3d 1342, 1347 (Fed. Cir. 2005). Patent claims are invalid for indefiniteness when they are not “amenable to construction,” or are “insolubly ambiguous.” Exxon Research and Engineering Co. v. U.S., 265 F.3d 1371, 1375 (Fed. Cir. 2001). Fry’s presents no factual or legal argument to support its contention that the terms “providing” and “detecting” are insolubly ambiguous. Fry’s concedes its point by proposing its own definitions for the allegedly insoluble terms. Accordingly, the Court finds these claims are not indefinite because “one skilled in the art would understand the bounds of the claim when read in light of the specification.” Exxon Research, 265 F.3d at 1375.

Returning to the primary issue, the parties disagree over the entity which performs the acts of providing the first menu, detecting the cursor or customer selection, and providing the second level menu. Fry’s insists that a “commerce menu server” must be responsible for each step. (Fry’s Brief at 16.) Local contends that the acts of providing and detecting are completed locally on the user’s computer by a programming language such as Javascript. 3 (Local Brief at 8.) Local explains that “Javascript is a programming language that renders [a] server from a mere storage facility to an operational, interactive website.” (Id.)

The Court need not limit the acts of providing and detecting solely to a server or a programming language. The specifications and claims make clear that both entities can be included in the acts of providing and detecting in Claims 1 and 9. The specifications describe that one embodiment of the patent involves a “cascading commerce menu [    ] created from text files downloaded or streamed from the application server.” (453 Patent 6:25-27.) In this case, the user could rely on the server to provide the menu categories. However, in another embodiment the “cascading commerce menu is stored on the client side, that is, on the consumer’s computer or terminal,” in which case the user would not need to access the server with each use. (453 Patent 6:40-42.) In both instances, “the cascading menu is dynamically generated using a program language such as visual basic, from a text file that specifies

[3]	At the hearing, Local admitted that the server could be involved in the first providing step.

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parameters of the cascading menu.” (453 Patent 1:44-47.) The programming language translates the text file, whether stored on the server or the user’s computer, into a useable cascading menu interface. Accordingly, in various embodiments, the server, client computer, and programming language can work together to perform the acts of “providing” and “detecting” as used in Claims 1 and 9.

Fry’s argues that the specification makes clear that the server must be responsible for providing and detecting because in 2000, when the 453 application was filed, a personal computer could not generate “64,000,000 or more categories of content product and services . . . via one cascading menu.” (453 Patent 3:14-16.) Therefore, Fry’s argues a server must be responsible for providing the categories. However, the cited portion of the 453 Patent provides an “example” of one embodiment. (Id. 3:14.) While this embodiment may in practice require the involvement of the server, other examples such as those described above do not require the server’s involvement. For example, the specification describes another embodiment where the “text file can be stored locally on a user’s machine such that upon subsequent accesses, the menu can be updated with relatively small changes to the text file as opposed to a download of the entire text file.” (Id. 1:52-55.)

The Court finds that the parties’ proposed constructions too narrowly defined the actor responsible for the providing and detecting steps. More broadly construing the claims to encompass all potential participants in the processes more accurately conforms to the array of embodiments described in the specification and to the claim construction standard. The Federal Circuit has specifically “cautioned against limiting the claimed invention to preferred embodiments or specific examples in the specification.” Teleflex, Inc. v. Ficosa N. Am. Corp., 299 F.3d 1313, 1328 (Fed. Cir. 2002). Contrary to Fry’s arguments, construing the terms in this fashion does not render the claims indefinite, as discussed above, nor does it require the Court to address the issue of claim validity. In an attempt to turn its claim construction hearing into a summary judgment motion, Fry’s argues that the Court must construe the claims in order to preserve the patent’s validity and must specifically address the disclosure dedication rule and the doctrine of file history estoppel. (Fry’s Brief at 8-14.) However, the issue of validity is improper at this stage. As the Phillips court noted:

“While we have acknowledged the maxim that claims should be construed to preserve their validity, we have not applied that principle broadly, and we have certainly not endorsed a regime in which validity analysis is a regular component of claim construction. Instead, we have limited the maxim to cases in which the court concludes, after applying all the available tools of claim construction, that the claim is still ambiguous.”

Phillips, 415 F.3d at 1327 (quotation omitted). Here, as discussed, the Court finds that the tools of claim construction sufficiently define the disputed terms making it unnecessary to address the issue of validity.

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2. Automatically Generating

Disputed Term	Fry’s Proposed Construction	Local’s Proposed Construction	Court’s Construction
“automatically generating [a search string/search request]” (453 Patent 13:58, 14:65)	“Using the menu system to assemble [a search request/search string] without requiring a user to manually enter this data.” (Fry’s Brief at 15.)	“Creating something without requirement the user to manually enter the thing created.” (Local Opp’n at 10.)	N/A.

The Court finds that there is no substantial difference of opinion with regard to the construction of the term “automatically generating.” Fry’s appears to argue that automatic generation must be distinguished from manual generation of search terms where a user would manually insert search terms into the search boxed illustrated in, for example, Figures 1 and 2 of the 453 Patent. (Fry’s Opp’n at 12.) However, nowhere in the text of the patent are the search boxes defined, described, or even referenced. Moreover, Local’s proposed definition appears to agree that automatic generation excludes the possibility that the user would enter terms into a search box. Accordingly, the Court finds that this term is materially undisputed and the Court need not construe this claim.

3. Search string and search request

Disputed Term	Fry’s Proposed Construction	Local’s Proposed Construction	Court’s Construction
“search string” (453 Patent 13:58)

“One or more search

terms comprised of

one or more product-

related characteristics

or descriptive terms

that can be used as

criteria by a

computerized search

in order to locate a

product or category of

interest, as opposed to

arbitrary symbols.”

(Fry’s Brief at 15.)

		“One or more search terms.” (Local Opp’n at 10.)	“One or more search terms used as criteria in order to locate a product or category.”

“search request” (453 Patent 14:65)

“A request using a

search string

containing one or

more product-related

characteristics or

descriptive search

terms that can be used

as criteria by a

computerized search

in order to locate a

product or category of

interest.” (Fry’s Brief

at 15.)

		“A query that contains one or more search terms.” (Local Opp’n at 10.)	“A query that contains one or more search terms used as criteria in order to locate a product or category.”

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As described in the specification, a search string is a series of categories which serve to narrow a particular search. The specification gives the example of the following search string: “shopping -> clothing -> footwear -> dress shoes -> $20-$40 -> black color.” (453 Patent 4:34-35.) “[T]he search string can be transmitted over the Internet to a commerce server, which in turn provides the search results.” (Id. 4:42-44.) The parties agree that the terms search request and search string are similar, and any differences in the definitions of the terms are non-material.

Fry’s proposed definitions of search string and search request limit the searches to “product-related characteristics” or “descriptive terms,” as opposed to arbitrary symbols. Local places no such limits on the terms and believes the searches can include requests for pre-assigned codes or symbols.

Fry’s proposed limitation on the claim terms is not supported by the claim language or the specification. Fry’s hangs its construction on one embodiment in the specification which states that “[t]he search string generation is transparent to the consumer.” (453 Patent at 4:41-42.) However, this embodiment does not imply, as Fry’s insists, that the search string must use language understandable to the consumer. It only implies that the generation of that string is visible to the consumer, for example, in the web address bar at the top of a webpage. Thus, the string or request can be generated using numbers or letters; it need not rely on whole language. Fry’s contention that the word “transparent” must be equivalent to “understandably conveyed via product characteristics or terms” is not supported by the claim language or specification.

Next, Fry’s proposes to limit the terms “search string” and “search request” to the “classical use of ‘Google-like search[es].’” (Fry’s Opp’n at 13.) Fry’s seeks to exclude the possibility that the “automatic generation of ‘linking’ is included in the definition” of search request or search string. (Id.) Essentially, Fry’s argues that when a user clicks on a subcategory within the cascading menu the method claimed in the 453 Patent must automatically generate a “Google-like” search including all the terms of the search string; the claimed invention cannot simply hyperlink the user to a webpage. (Fry’s Reply at 10-11.)

Local disputes Fry’s definition and makes two arguments in response. First, Local argues that two places in the specification claim the use of a hyperlink as an example of a search string. Describing one embodiment, the specification states that “one or more of the category listings can represent a hyperlink to the desired content . . . .” (453 Patent 3:33-34.) Depicting another embodiment, the specification states that “[i]f the consumer clicks on a given desired model listing, the consumer can be hyperlinked to a catalog page providing information about the selected model . . . .” (Id. 4:12-16.) Second, relying on extrinsic evidence, namely Local’s expert report, Local argues that hyperlinks can constitute search strings. (Local Reply at 8) (citing Rebuttal Report of Dr. James Smith, Schaeffer Decl., Exh. D.)

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Fry’s rebuts these contentions also making two arguments. First, Fry’s contends that the two mentions of hyperlinks in the specification are not examples of search strings, but instead are simply categories which when clicked on will hyperlink to another page. (Fry’s Reply at 11.) Second, Fry’s relies on the patent prosecution history to argue that Local abandoned its “link” claim. (Fry’s Brief at 12.) In a prior version of the 453 Patent, Local had a dependent claim to an earlier version of patented Claim 1 which stated that “wherein at least one of said listed first set of product categories provides a link over the Internet to a commerce site.” (“Rejected Claim,” Declaration of H.G. Robert Fong, Doc. No. 59-1, Exh. 2 at 151.) This claim was subsequently rejected by the examiner and the Board of Patent Appeals and Interferences (“BPAI”) and abandoned prior to the issuance of the 453 Patent. (Id. at 33.)

The Court finds that a search string or search request can include a hyperlink to the requested content. There is nothing in the claim language or specification which requires the Court to limit a search request or search string to a “Google-like search.” So long as the search is “based on said first product category and said first product subcategory,” it satisfies the claim language. (453 Patent at 13:58-59.) Moreover, “the claims must be read in view of the specification, of which they are a part.” Phillips, 415 F.3d at 1315 (quoting Markman, 52 F.3d at 979). In two places, the specification describes embodiments in which the search request results in a hyperlink. (453 Patent 3:33-34, 4:12-16.) Fry’s argues that these examples are not search strings, but instead hyperlinked categories. However, examining the entire passage reveals the inaccuracy of Fry’s argument. The passage describes each step of the patent and then states:

“The fifth submenu can list the manufacturer’s name and the model number of all CD-RW drives costing between $200-$300. If the consumer clicks on a given desired model listing, the consumer can be hyperlinked to a catalog page providing information about the selected model and a ranked listing of distributors or providers selling the desired model.”

(435 Patent 4:10-16.) As the specification makes clear, after the user narrows down to the desired products, the consumer may be hyperlinked to the results of the search request or search string. As Claim 9 describes, the results of the search request include “information on products related to said selected relatively narrower product category at least partly in response to said search request.” (453 Patent 15:1-4.) The claim language clearly tracks the specification. By lining up the specification to the language of Claims 1 and 9, it is evident that a search request can include a hyperlink. See Phillips, 415 F.3d at 1315 (holding that the specification is always relevant to claim construction analysis, and is generally dispositive); see, e.g., Intelligent Computer Solutions, Inc. v. Voom Technologies, Inc., 509 F. Supp. 2d 847, 858 (C.D. Cal. 2006) (“This [specification] language is very similar to the phrase repeated in each of the disputed claims . . . . Naturally, this indicates that ‘PC memory’ and ‘memory buffer’ mean the same thing.”).

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Fry’s alternatively argues that Local abandoned its claim to hyperlinks after the BPAI rejected a dependent claim which stated that “one of said listed first set of product categories provides a link over the Internet to a commerce site.” (“Rejected Claim,” Declaration of H.G. Robert Fong, Doc. No. 59-1, Exh. 2 at 151.) The language of the Rejected Claim makes clear that it does not pertain to search requests or search strings. Instead, the Rejected Claim pertains to the first providing step of Claim 1 comprising of “providing a first level menu listing a first set of product categories.” (453 Patent 13:49-50.) Thus, the Rejected Claim describes a method wherein the user would click on a first-level category and would be hyperlinked to another website. Search requests and search strings are not implicated until after the second providing step and must include information from a subcategory or narrower product category. Therefore, the Rejected Claim has no bearing on whether a search request or search string can include a hyperlink. In addition, “[a]lthough the prosecution history can and should be used to understand the language used in the claims, it too cannot ‘enlarge, diminish, or vary’ the limitations in the claims.” Markman, 52 F.3d at 980. Fry’s definitions of search request and search string diminish the claims to exclude methods of practicing the 453 patent which are listed as embodiments in the specification. The Court cannot limit the terms in this way. 4

In sum, the Court finds that the limitations on search string and search request proposed by Fry’s are not supported by the claim language or specification. Fry’s has not presented any basis to restrict the search to “product-related characteristics” or “descriptive terms,” nor does it identify any support for claiming the search includes only “Google-like searches” as opposed to hyperlinking to the desired content.

4. Cascading menu

Disputed Term	Fry’s Proposed Construction	Local’s Proposed Construction	Court’s Construction
“cascading [commerce] menu”	“A hierarchical system having a high level category menu and at least one second-level drop down subcategory menu.” (Fry’s Brief at 15.)	“A hierarchical menu system in which the detection of a selection results in the display of successive sub-level menus adjacent to the chosen option as distinguished from a pull-down menu, which provides only a single menu stage.” (Local Opp’n at 13.)	“A hierarchical system having at a minimum a high level category menu and at least one second-level subcategory menu.”

[4]	Fry’s insistence that a search string or search request cannot include a hyperlink is essentially a validity argument. Fry’s believes that if a search request or string can include a link, then the 453 Patent would be identical to the prior art, namely the Sanford Patent, No. 6,256,028, and therefore is invalid. (Fry’s Reply at 11.) As discussed above, the Court need not address validity arguments unless the terms are ambiguous. Search string and search request are not ambiguous and the Court does not address any validity arguments at this stage. See Affymetrix, Inc. v. Hyseq, Inc., 132 F. Supp. 2d 1212, 1219 (N.D. Cal. 2001) (“None of the other cases relied upon by Incyte require limiting the meaning of claim terms solely on the basis of an invalidity analysis.”); Haney v. Timesavers, Inc., 900 F. Supp. 1375, 1378 (D. Or. 1995) opinion clarified, CIV. 93-151-FR, 1995 WL 747460 (D. Or. Dec. 6, 1995) (“The issues raised by Timesavers regarding prior art are relevant to the validity of the claims and not to the interpretation of the language of the claims.”).

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The central disagreement in this claim is whether the term cascading menu as used in the 453 Patent can be comprised of only two menu levels, as opposed to a series of successive sublevel menus. Although Fry’s admits that “a traditional definition of a cascading menu might be limited to a menu that excludes a single subcategory drop down menu,” Fry’s insists that in the 453 Patent the patentee intended that a cascading menu encompass a single drop down menu within the definition. (Fry’s Opp’n at 14.) Local contends that the menu cannot be so limited and the specifications and figures make clear that more than two levels are necessary to constitute a cascading menu. 5

Although this issue presents a close case, the Court finds that Fry’s has a stronger argument. Most importantly, the language of Claims 1 and 9 only require two levels of a menu. (See 453 Patent 13:49-56, 14:53-64.) According to the claim language, these two levels “compris[e]” “a cascading commerce menu.” (Id. 13:47-48, 14:51-52.) See Renishaw v. Marposs Societa’ per Azioni, 158 F.3d 1243, 1248 (Fed. Cir. 1998) (recognizing that “the claims define the scope of the right to exclude; the claim construction inquiry, therefore, begins and ends in all cases with the actual words of the claim”). Whereas the claim language defines the necessary components of the disputed term, i.e. a two-level menu, the specifications describe the outer limits of a cascading menu. See Teleflex, 299 F.3d at 1326 (“The claims must be read in view of the specification, but limitations from the specification are not to be read into the claims.”). In the 453 Patent, the specification and figures contain embodiments which include more than two submenus (see, e.g., 453 Patent 3:18-24, Fig. 1), and the specification notes that “the number of submenus is not limited to five. A greater or lesser number of submenus may be used . . . .” (453 Patent 4:19-21.) Read together, the claim language provides the minimum number of levels necessary to constitute a cascading menu, while the specification makes clear that including additional levels is permissible, but not required.

This construction is supported by the use of the term “cascading commerce menu” in all of the claims of the patent. A cardinal principle of claim construction requires that the same terms should be given the same meaning in all of the claims. See Fin Control Sys. Pty. v. OAM. Inc., 265 F.3d 1311, 1318 (Fed. Cir. 2001). Here, in each of the three claims where it appears, a “cascading commerce menu” is defined as having two-levels. (See 453 Patent, Claims 1, 3, 5.)

[5]	The parties dispute the applicability of the lexicographer doctrine. “[T]he presumption in favor of the ordinary meaning of claim language as understood by one of ordinary skill in the art may be overcome where the patentee chooses to be his or her own lexicographer by clearly setting forth a definition for a claim term in the specification.” See Anchor Wall Systems, Inc. v. Rockwood Retaining Walls, Inc., 340 F.3d 1298, 1306 (Fed. Cir. 2003) (citation omitted) (emphasis added). Here, however, the lexicographer doctrine is inapplicable because the claim language defines the disputed term, leaving no need to resort to definitions provided in the specification.

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In an attempt to evade the clear meaning of the claim language, Local turns to extrinsic evidence, namely dictionary definitions of the term “cascade.” (Local Opp’n at 12.) “When an analysis of intrinsic evidence resolves any ambiguity in a disputed claim term, it is improper to rely on extrinsic evidence to contradict the meaning so ascertained.” Intel Corp. v. VIA Techs., Inc., 319 F.3d 1357, 1367 (Fed. Cir. 2003) (emphasis in original). Nevertheless, the definitions do not compel a different result. The term cascade is defined as a “series” or “succession” of stages. (Local Opp’n at 12.) These definitions do not require any minimum number of stages, only that they entail more than one. The Court’s construction conforms to that minimum requirement.

Accordingly, the Court construes the term “cascading commerce menu” to require at least a two-level menu system and to permit an unlimited number of successive sub-menus.

5. Customer

Disputed Term	Fry’s Proposed Construction	Local’s Proposed Construction	Court’s Construction
“customer”	“A customer who has registered with the system.” (Fry’s Brief at 15.)	“A user visiting the website or commerce servicer system for the purpose of potentially purchasing a good or service.” (Local Opp’n at 14.)	N/A.

Fry’s argues that the term “customer” as used in Claims 1 and 9 must be distinguished from the term “consumer” used elsewhere in the patent. (Fry’s Opp’n at 15.) Fry’s argues that a customer is a user who has registered with the system and a consumer is an anonymous user who would have no way of getting the benefits or rewards described in the non-asserted dependent Claims 10, 11, and 12. (Id.)

The Court finds that Fry’s proposed limitation finds no support in the claim language or the specification. The 453 Patent uses the terms “user,” “customer,” “consumer,” and “client” interchangeably throughout the patent. The specification does not provide any unique definition, either explicit or implicit, for these terms. In addition, Fry’s has not provided, and there does not appear to be, any reason to read a registration requirement into the term “customer” as used in Claims 1 and 9, but not to do the same for the term “consumer” as used in Claims 3 through 7. These dependent claims, like Claim 10 through 12, require that the system maintain personal data on the user in order to provide prices for shipping costs, taxes, and insurance. Since Fry’s has not provided a coherent explanation for the different uses of the interchangeable terms, the Court declines to adopt Fry’s construction. The Court finds that the term “customer” needs no construction, as it is commonly understood by its ordinary and customary meaning in the context of the 453 Patent.

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IV. CONCLUSION

Based on the analysis set forth above, the Court adopts the foregoing constructions of the disputed terms and phrases. Any term that the Court has not construed is deemed to be within the understanding of the jury. The Court ORDERS the parties to jointly file by January 21, 2014 three proposed dates that are convenient to the parties to reset the trial. In the joint submission, the parties should also estimate the expected number of trial days. The Court will reset the pretrial conference and trial date after the joint submission is filed.

IT IS SO ORDERED.

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